UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

STRIKEFORCE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its Charter)

WYOMING	22-3827597
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1090 King Georges Post Road, Suite 603

Edison, NJ  08837

(Address of Principal Executive Offices)

(732) 661-9641

(Issuer’s telephone number)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Name of each exchange on which registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.       .

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   X .

Securities Act registration statement file number to which this form relates:  File No. 333-124817 (000-55012)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.0001 per share

Title of Class

The undersigned registrant, StrikeForce Technologies, Inc. (the “Company”), hereby amends and supplements the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 29, 2013 (the “Form 8-A”). Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Form 8-A.

Item 1. Description of Registrant’s Securities to be Registered.

The response to Item 1 of the Form 8-A is hereby amended by adding the following after the last paragraph thereof:

On August 19, 2013, an increase of the authorized shares of common stock of the Company from one billion five hundred million (1,500,000,000) to three billion (3,000,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to our Certificate of Incorporation with the Wyoming Secretary of State.

In September 30, 2013, an increase of the authorized shares of our common stock of the Company from three billion (3,000,000,000) to five billion (5,000,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to our Certificate of Incorporation with the Wyoming Secretary of State.

Item 2. Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of StrikeForce Technologies, Inc.(1)
3.2	By-laws of StrikeForce Technologies, Inc. (1)
3.3	Amended Articles of Incorporation of StrikeForce Technologies, Inc. (2
3.4	Amended By-laws of StrikeForce Technologies, Inc. (2)
3.5	Amended By-laws of StrikeForce Technologies, Inc. (3)
3.6	Articles of Amendment of StrikeForce Technologies, Inc. (3)
3.7	Amended By-laws of StrikeForce Technologies, Inc. (4)
3.8	Articles of Amendment of StrikeForce Technologies, Inc. (filed herein)
3.9	Articles of Amendment of StrikeForce Technologies, Inc. (filed herein)

(1)

Filed as an exhibit to the Registrant’s Form SB-2 dated as of May 11, 2005 and incorporated herein by reference.

(2)

Filed as an exhibit to the Registrant’s Form 8-K dated December 23, 2010 and incorporated herein by reference.

(3)

Filed as an exhibit to the Registrant’s Form 8-K dated February 4, 2011 and incorporated herein by reference.

(4)

Filed as an exhibit to the Registrant’s Form 8-K dated February 5, 2013 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRIKEFORCE TECHNOLOGIES, INC.

Dated: October 3, 2013	By:	/s/ Mark L. Kay
Mark L. Kay
Chief Executive Officer

Exhibit Index

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of StrikeForce Technologies, Inc.(1)
3.2	By-laws of StrikeForce Technologies, Inc. (1)
3.3	Amended Articles of Incorporation of StrikeForce Technologies, Inc. (2
3.4	Amended By-laws of StrikeForce Technologies, Inc. (2)
3.5	Amended By-laws of StrikeForce Technologies, Inc. (3)
3.6	Articles of Amendment of StrikeForce Technologies, Inc. (3)
3.7	Amended By-laws of StrikeForce Technologies, Inc. (4)
3.8	Articles of Amendment of StrikeForce Technologies, Inc. (filed herein)
3.9	Articles of Amendment of StrikeForce Technologies, Inc. (filed herein)

(1)

Filed as an exhibit to the Registrant’s Form SB-2 dated as of May 11, 2005 and incorporated herein by reference.

(2)

Filed as an exhibit to the Registrant’s Form 8-K dated December 23, 2010 and incorporated herein by reference.

(3)

Filed as an exhibit to the Registrant’s Form 8-K dated February 4, 2011 and incorporated herein by reference.

(4)

Filed as an exhibit to the Registrant’s Form 8-K dated February 5, 2013 and incorporated herein by reference.